                                                                       EXHIBIT 9

                       AMENDMENT NO. 1 TO VOTING AGREEMENT


            AMENDMENT NO. 1 TO VOTING AGREEMENT (this "AGREEMENT"), dated as of March 3, 2005, by and among Robert A. Berman ("STOCKHOLDER"), Concord Associates Limited Partnership ("CONCORD") and Sullivan Resorts LLC ("SULLIVAN," together with Concord and their respective affiliates that own or lease any portion of the Resort Properties, "TRANSFERORS").

            WHEREAS, Stockholder, Concord, and Sullivan entered into that certain Voting Agreement, dated as of November 12, 2004 (the "ORIGINAL AGREEMENT");

            WHEREAS, capitalized terms used herein without definition shall have the meanings set forth in the Original Agreement;

            WHEREAS, the parties hereto desire to amend the Original Agreement as provided herein;.

            NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            1. The following  shall be added as the new third (3rd)  sentence to
Section 2 of the Original Agreement:

            "Notwithstanding the foregoing, Stockholder shall be entitled to grant a lien or security interest (an "Encumbrance") to a bank, insurance company, securities firm or similar financial institution (collectively, a "Secured Party"), or agree or contract to grant an Encumbrance to a Secured Party, free and clear of this Agreement (but subject to proviso below), on a number of Shares constituting, in the aggregate, not more than fifty percent (50%) of the Shares with respect to which Stockholder owns and/or directly or indirectly controls the right to Transfer or grant an Encumbrance (which number of Shares is set forth on EXHIBIT A to the Original Agreement) (any such Shares pledged by Stockholder pursuant to this sentence shall be referred to herein as "Pledged Shares"), and, at the request of a Secured Party, the Pledged Shares shall be placed in the name of such Secured Party; provided that (1) such Encumbrance (including placing the Pledged Shares in the name of the Secured Party) would not invalidate any of Stockholder's voting power or prevent Stockholder from fulfilling its obligations under this Agreement, (2) Stockholder shall provide Transferors with prior written notice of such Encumbrance, which notice shall set forth the material terms of the related financing transaction (and any security agreement and other loan or security documents creating or evidencing such Encumbrance shall be referred to herein collectively as the "Loan Documents"), and (3) such Secured Party, Stockholder and Transferors, at the closing of the transaction granting such Encumbrance, shall enter into an agreement reasonably satisfactory to such parties pursuant to which Transferors shall have the right (but not the obligation) to purchase all or any portion of the Pledged Shares that Secured Party intends to cause to be sold at a public or private foreclosure sale or otherwise take title to in lieu of foreclosure, free and clear of any Encumbrance and other liens or claims, at the then market price of such Pledged Shares, prior to Secured Party conducting a public or private foreclosure sale of the Pledged Shares or otherwise exercising any remedy under the Loan Documents effecting a transfer of title to the Pledged Shares, provided that Transferors shall exercise such purchase right and close upon such purchase within four (4) business days after written notice from Secured Party to Transferors of an event of default under the Loan Documents and the intent of the Secured Party to exercise remedies thereunder (which notice shall not be given by Secured Party to Transferors until all of the Stockholder's notice and cure periods under the Loan Documents shall have expired); and if Transferors shall fail to exercise such purchase right and close upon such purchase within such four (4) business day period, then Secured Party shall have the right to sell all or any portion of such Pledged Shares at a public or private foreclosure sale or exercise any other remedy available to Secured Party under the Loan Documents, free and clear of this Agreement, any and all voting obligations hereunder, and any rights of Transferors hereunder. Any such Pledged Shares purchased by Transferors pursuant to this section shall be deemed to have been conveyed by the Stockholder, as transferor (and not by the Secured Party)."

            2. The following new Sections 6(c), (d) and (e) shall be added to the Original Agreement:

            "(c) Stockholder represents and warrants to Newco, Empire, and Tranferors that it has not entered into, and prior to the Effective Time, will not enter into, any agreement pursuant to which it has agreed to sell, exchange, transfer by gift or otherwise dispose of any of the Newco Common Stock to be received in the Merger. Notwithstanding the foregoing, Stockholder may grant or may agree to grant certain Encumbrances on Shares in accordance with Section 2 hereof. Stockholder understands that Latham & Watkins LLP, as counsel to Newco and Empire, and Wachtell, Lipton, Rosen & Katz, as counsel to Transferors, will rely on this representation and warranty in rendering their opinions as to certain United States federal income tax consequences of the Merger and the Contribution. Capitalized terms used and not defined in this Section 6(c) shall have the meanings ascribed to them in the Agreement and Plan of Merger and Contribution dated as of March 3, 2005, by and among Empire, Empire Resorts Holdings, Inc., Empire Resorts Sub Inc., and Transferors (the "Merger Agreement").

            (d) Stockholder agrees to use commercially reasonable efforts to file for and obtain any approvals applicable to Stockholder under the Hart Scott Rodino Act to the extent required in connection with the Merger Agreement, subject to Transferors' obligation to pay certain of the filing fees and other costs therefor, as set forth in Section 5.24 of the Merger Agreement.

            (e) The parties agree and confirm that (i) the Merger Agreement constitutes an "Additional Agreement" as the term "Additional Agreement" is used in the Voting Agreement, and (ii) the Letter Agreement shall be deemed to remain in effect for purposes of determining the meaning of capitalized terms used in the Voting Agreement but not defined therein."

            3. GOVERNING LAW. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

            4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

            5. ORIGINAL AGREEMENT RATIFIED. Except as modified herein, the Original Agreement is hereby ratified by the parties and shall remain in all respects in full force and effect.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have duly executed this Amendment Agreement as of the date first above written.

                                     STOCKHOLDER



                                     /s/ Robert A. Berman
                                     -------------------------------------------
                                     Name: Robert A. Berman

                                     CONCORD ASSOCIATES LIMITED
                                     PARTNERSHIP

                                     By:  Convention Hotels Inc.,
                                          as general partner


                                     By:  /s/ Louis R. Cappelli
                                          --------------------------------------
                                          Name:  Louis R. Cappelli
                                          Title: President


                                     SULLIVAN RESORTS, LLC

                                     By:  Catskill Resort Group, LLC
                                          as Managing Member

                                          By: Cappelli Resorts LLC,
                                              as Managing Member


                                              By: /s/ Louis R. Cappelli
                                                  --------------------------
                                                  Louis R. Cappelli,
                                                  Managing Member

                                         By:  Melville-Catskill, LLC,
                                              as Managing Member

                                              By:  Reckson Strategic Venture
                                                   Partners, LLC,
                                                   as Managing Member


                                                   By: /s/ Scott Rechler
                                                       -------------------------
                                                       Scott Rechler,
                                                       Authorized Signatory